Exhibit 32

COGENCO INTERNATIONAL, INC.

Certification pursuant to 18 U.S.C. §1350
Principal Executive Officer

     To my knowledge: the quarterly report on Form 10-QSB for the period ended December 31, 2006, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Cogenco International, Inc. for the periods presented.

February 9, 2007

/s/    David W. Brenman
David W.Brenman, Chief ExecutiveOfficer
and Chief Financial Officer